Exhibit 10.32

CONFIDENTIAL TREATMENT

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LICENSE AGREEMENT

THIS LICENSE AGREEMENT (this “Agreement”) dated as of March 27, 2009, (the “Effective Date”) by and among Green Mountain Coffee Roasters, Inc., a Delaware corporation, with its head office located at 33 Coffee Lane, Waterbury, Vermont 05676-1529 (“GMCR”) and TC Global, Inc. f/k/a Tully’s Coffee Corporation, a Washington corporation with its head offices located at 3100 Airport Way South, Seattle, Washington 98134 ( “Tully’s”).

WHEREAS, GMCR and Tully’s have previously entered into an Asset Purchase Agreement, dated as of September 15, 2008, as amended by Amendment No. 1 thereto dated November 12, 2008 and Amendment No. 2 thereto dated February 6, 2009 (the “Transaction Agreement”), whereby GMCR is purchasing the assets associated with the wholesale business of Tully’s, including the “Tully’s” world-wide brand and other trade names, trademarks and service marks;

WHEREAS, simultaneously with the execution hereof, GMCR and Tully’s have entered into a Supply Agreement, dated as of the date hereof (the “Supply Agreement”), whereby GMCR has agreed to supply Tully’s with Licensed Products and Other Coffee Products;

WHEREAS, conditional upon the successful completion of the transactions contemplated in the Transaction Agreement and Supply Agreement, GMCR has agreed to grant Tully’s a license to trademarks, including the “Tully’s” world-wide brand (excluding Japan) and other trade names, trademarks and service marks, to use such marks in accordance with the terms of the Agreement herein;

WHEREAS, agreement of Tully’s and GMCR, respectively, to enter into this License Agreement is a condition precedent to each party’s obligations to close the transactions contemplated by the Transaction Agreement;

WHEREAS, upon the closing of the transactions contemplated by the Transaction Agreement, GMCR as the new owner of the “Tully’s” brand wants to ensure the quality of the product sold as Tully’s coffee at “Tully’s” branded retail, franchised and licensed locations;

NOW THEREFORE in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

I. DEFINITIONS

The following terms in this Agreement shall have the following meanings:

“Affiliate” shall mean, with respect to a party, all employees, family or other relatives, officers, directors, and equity holders of such person, as well as any other Person controlling, controlled by or under common control with such party, where “control” means the ownership, directly or indirectly, of a controlling share of the equity interests of the party or the possession

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by other means, whether directly or indirectly, of the power to direct the management and policies of a party.

“Benchmark Store” shall mean a bona fide, standalone Licensed Retail Store open for business in the ordinary and commercially reasonable course for such store in accordance with the terms of this Agreement.

“Change of Control” shall mean with respect to any party hereto (i) any sale, transfer, assignment or other disposition, whether by operation of law or otherwise, of the voting or other securities, which results in any single third party owning more than a majority of such party’s voting stock, (ii) the sale of substantially all of such party’s assets in one or a series of transactions to a single third party buyer, (iii) a merger or consolidation of such party with any other third party entity, or (iv) the acquisition by a third party of the right to nominate a controlling majority of members of the board of directors of such party.

“Contract Year” shall have the meaning set forth in the Supply Agreement.

“Force Majeure” shall have the meaning set forth in the Supply Agreement.

“Licensed Product” shall mean [***].

“Licensed Retail Store” shall mean a physical retail location operating under certain Licensed Marks under this Agreement by Tully’s or its sublicensees at which brewed coffee is the primary product sold to the end-use consumer for on and off premises consumption. For the avoidance of doubt, the term Licensed Retail Store includes both standalone locations (e.g., Benchmark Stores) and physical retail locations within larger environments with their own separate menus and facilities (e.g., counter space, cash register or order pick-up), for example: kiosks, store-in-store locations (e.g., [***]), locations sharing space with food service establishments (e.g., [***]), and locations within other large-scale facilities (e.g., airports, hospitals, manufacturing facilities (e.g., [***]) and educational institutions (e.g., [***]); provided, however, that nothing within such larger environments shall constitute a Licensed Retail Store except the specific areas where coffee is ordered, brewed, sold and consumed.

“North America” shall mean the United States of America, Canada, Mexico and the Islands of the Caribbean.

“Other Coffee Products” shall have the meaning set forth in the Supply Agreement.

“Products” shall have the meaning set forth in the Supply Agreement.

“Promotional and Advertising Material” shall mean labels, packaging, advertising brochures, catalogues and other written or graphic material, all advertising, including television,

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radio, newspaper and other media advertising, signage, stationery, store and point-of-sale displays, and all other materials upon which any of the Licensed Marks are placed.

“TCAP License” shall mean the October 12, 2007 Exclusive License Agreement between Tully’s and Tully’s Coffee Asia Pacific, Inc., in the form attached at Exhibit 1 without modification.

II. GRANT OF RIGHTS

(a) GMCR is the owner of all right, title and interest in and to certain trade names associated with the “Tully’s” brand, as more fully set forth in Schedule A attached hereto (the “Business Names”), and certain trade and service marks set forth in Schedule B attached hereto (the “Trademarks”), including, without limitation, all goodwill associated therewith, all registrations and applications to register associated therewith, and all claims, causes and rights to sue arising therefrom. The Business Names and Trademarks are hereinafter collectively referred to as the “Licensed Marks.”

(b) Subject to the terms and conditions of this Agreement, GMCR hereby grants [***].

(c) [***].

(d) [***].

(e) [***].

(e) [sic] [***].

(f) [***].

(g) [***].

(h) [***].

(i) [***].

III. RIGHTS OF OWNERSHIP AND LIMITATION ON EXCLUSIVITY

(a) Tully’s acknowledges that: (i) as between the parties, the Licensed Marks are the exclusive property of GMCR; (ii) nothing in this Agreement shall give Tully’s any right, title or interest in or to the Licensed Marks by themselves or in combination with any other words, except in accordance with the express terms of this Agreement; and (iii) all use and any goodwill generated through the use of the Licensed Marks shall inure exclusively to the benefit of and be owned by GMCR.

(b) [***].

(c) [***].

(d) [***].

(e) Tully’s acknowledges that GMCR has the exclusive worldwide right (excluding Japan), and nothing in this Agreement shall grant Tully’s any rights thereof, to use the Licensed Marks for wholesale and retail sale of products that utilize Keurig, Incorporated’s single-cup

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brewing technology, or any similar technology developed in the future by Keurig, Inc. or any successors or Affiliates, including without limitation K-Cups portion packs and K-Cups.

IV. NOTICE TO THE PUBLIC

(a) Tully’s (or its sublicensees) shall prominently display at each Licensed Retail Store a sign stating that (i) Tully’s (or its sublicensees) is an independent owner of such Licensed Retail Store operating the Licensed Retail Store under a license from GMCR, (ii) Tully’s (or its sublicensees) is not affiliated with GMCR in any other manner, and (iii) GMCR has no interest in the Licensed Retail Store. GMCR reserves the right to specify the form, content and manner of display of such notice.

(b) Tully’s shall not use the name “Tully’s” in its corporate name, with the exception of the registration of a d/b/a or similar assumed name certificate.

V. TERM

The term of this Agreement (“Term”) is perpetual until this Agreement is terminated by either party in accordance with the terms herein.

VI. USAGE STANDARDS

(a) Tully’s shall use the Licensed Marks only for uses expressly permitted under this Agreement.

(b) Tully’s shall not use any other mark, name, style, logo or design, other than the Licensed Marks, in connection with the Licensed Products without the prior written consent of GMCR.

(c) Tully’s shall not register, or attempt to register, any of the Licensed Marks or any other mark, name, style, logo or design that is confusingly similar to any of the Licensed Marks.

(d) Tully’s shall not alter the Licensed Marks, develop derivatives or new variations of the Licensed Marks, or combine the Licensed Marks with other marks, designs, names, styles words or branding, without the prior written consent of GMCR. All new versions, derivatives and variations of the Licensed Marks, and any designs, words, or branding developed or acquired by Tully’s that is confusingly similar to the Licensed Marks, shall be and are owned exclusively and entirely by GMCR (including all goodwill associated therewith) and shall be deemed to be Licensed Marks governed by the terms of this Agreement.

(e) Tully’s shall not affiliate the Licensed Marks, or any of them, with offensive or repugnant materials or practices, such as, without limitation, hate speech or discrimination based on race, ethnic or religious heritage, nationality, gender, sexual preference, pornography or other

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obscenity; illegal use of drugs or alcohol or any other illegal activity, rotten, spoiled, or otherwise unhealthful food or beverages.

(f) Whenever Tully’s uses the Licensed Marks in connection with any licensed use pursuant to this Agreement, Tully’s shall cause the “®” symbol to be placed adjacent to each federally registered Licensed Mark and the “TM” or “SM”, as applicable, symbol to be placed adjacent to each unregistered Licensed Mark.

(g) Tully’s shall require its authorized sublicensees, to comply with each of the Licensed Mark usage standards set forth in this Section VI.

VII. QUALITY CONTROL

(a) Tully’s shall secure and maintain in force all required licenses, permits and certificates relating to the operation of each Licensed Retail Store and the operation of any wholesale business pursuant to this Agreement. All commercial activity of Tully’s at such Licensed Retail Store or wholesale operation pursuant to this Agreement: (i) shall be carried out in compliance with all applicable laws and regulations, including, without limitation, any and all health and safety regulations, or regulations directed at the proper handling of food and beverages; and (ii) shall be carried out in a manner and of a quality that is consistent with or better than the manner and quality of such activities by Tully’s prior to the Effective Date hereof, in any event consistent with the best practices for a premium coffee retail outlet or wholesale distributor, and makes commercially reasonable use of advances in science, technology, or methods of doing business that arise after the Effective Date as necessary to maintain relative position of the reputation of Tully’s with regard to quality of licensed activity in relation to competitors .

(b) Tully’s acknowledges that GMCR has the right to control the quality of any products sold under the Licensed Marks or the nature of packaging or advertising used under or otherwise associated with the Licensed Marks, or any other permissible licensed uses of the Licensed Marks by Tully’s under this Agreement, in order to protect GMCR’s rights in the Licensed Marks and the public perception of the Licensed Marks.

(c) From time to time, but not more often than [***], and upon reasonable notice, GMCR shall have the right to appoint an independent inspector at its sole expense to conduct inspections, during normal business hours and without disruption to Tully’s business and operations, for the sole purpose of ensuring that Tully’s is complying with its obligations under this Agreement; provided, however, that Tully’s may require any such independent inspector hired by GMCR to execute a commercially reasonable confidentiality agreement prior to conducting any inspection in order to protect Tully’s trade secrets and confidential and proprietary information.

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(d) At the request and expense of GMCR, Tully’s shall provide to GMCR a commercially reasonable number of Licensed Products, Other Coffee Products, any Promotional and Advertising Material or merchandising items or reasonable facsimiles thereof, and other tangible items exploited by Tully’s pursuant to this Agreement, and, in the event it is not commercially reasonable to provide such samples, upon prior written notice, shall allow GMCR to inspect and audit Tully’s activities under this Agreement as set forth above, but solely for the purpose of confirming the compliance of Tully’s with the quality covenants set forth herein.

(e) Notwithstanding Tully’s obligations, if GMCR determines in its reasonable judgment that any use of the Licensed Marks by Tully’s pursuant to this Agreement may be or is directly or indirectly injurious or prejudicial to the Licensed Marks, Tully’s shall cease or cause the cessation of such activity within a reasonable period of time following receipt of written notification from GMCR.

(f) Tully’s shall require its authorized sublicensees, to comply with each of the quality control requirements set forth in this Section VII, and similar provisions in the parties’ Supply Agreement, titled Adherence To Standards, set forth in Section VII of that agreement.

VIII. APPROVALS OF PROMOTIONAL AND ADVERTISING MATERIAL

(a) The parties acknowledge and agree that GMCR shall have the absolute right to approve Tully’s use of and manner of use of the Licensed Marks in any Promotional and Advertising Material. Tully’s shall retain creative control over all other elements of such Promotional and Advertising Material.

(b) When Promotional and Advertising Material is in the form of modifications of previously approved Promotional and Advertising Material, and it does not alter in any way the representation of the Licensed Marks on such Promotional and Advertising Material, Tully’s shall submit such materials to GMCR, and GMCR shall approve or disapprove such Promotional and Advertising Material with ten (10) business days of such receipt. If GMCR has not responded to any submission by the 11th day after such receipt, the submitted Promotional and Advertising Material shall automatically be deemed to have been approved, unless otherwise notified or if the submission has been approved subject to changes, then the submission shall be deemed approved only if the changes are made to the satisfaction of GMCR.

(c) If Tully’s Promotional and Advertising Material are not modifications of previously approved Promotional and Advertising Material, upon receipt of such materials, GMCR shall approve or disapprove them within thirty (30) calendar days. If GMCR has not responded to any submission by the 31st day after such receipt, the submitted Promotional and Advertising Material shall automatically be deemed to have been approved unless otherwise notified or if the submission has been approved subject to changes, then the submission shall be deemed approved only if the changes are made to the satisfaction of GMCR.

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(d) Tully’s shall require its authorized sublicensees, to comply with each of the approvals requirements set forth in this Section VIII.

IX. WEBSITES

Tully’s shall ensure that all websites operated by Tully’s under this Agreement are consistent in all material respects with any appearance and design elements provided by GMCR, and at all times consistent with any brand concept conveyed by GMCR. GMCR shall have the right to inspect the websites at its discretion, and if, in GMCR’s sole discretion, an element of Tully’s websites does not conform to the standards provided by GMCR, GMCR may demand that element be immediately removed. Upon such demand, Tully’s shall have twenty-four (24) hours to remove the offending element.

X. SECONDARY VENDORS

(a) During the Term of this Agreement, Tully’s shall be permitted to source the Licensed Products through other suppliers (“Secondary Vendors”) only upon (i) termination of the Supply Agreement or (ii) the conditions set forth in the Supply Agreement. All Secondary Vendors shall meet GMCR’s quality and service standards for sourcing, roasting, packaging, labeling, storage and transportation of coffee, and such other standards or specifications as reasonably established by GMCR from time to time (the “Roasting Standards”), and all applicable quality standards and compliance with law and regulation provisions set forth in this Agreement. GMCR shall have the right to reject any Secondary Vender selected by Tully’s to roast or, as applicable, package coffee beans if GMCR reasonably determines that such vender does not have the financial capacity, proper facilities, expertise or experience to perform all of the functions required to deliver packaged roasted coffee beans and ground coffee to the Roasting Standards. Prior to Tully’s commercial sale of any Licensed Products supplied by a Secondary Vender under this Agreement and the License Agreement, samples of such products and any applicable packaging shall be sent to GMCR, and GMCR shall have the right to reasonably reject any product or packaging that fails to meet GMCR’s quality standards.

(b) Prior to becoming a Secondary Vendor, any prospective Secondary Vendor must agree that from time to time, but, absent evidence of a default in meeting GMCR’s quality standards, not more often than twice each Contract Year upon reasonable notice, GMCR shall have the right to appoint an independent inspector at its sole expense to conduct inspections, during normal business hours and without disruption to Secondary Vendor’s business and operations, for the sole purpose of inspecting that portion of Secondary Vendor’s facility engaged in the manufacture of the Licensed Products at such time during normal business hours when production for is taking place; provided, however, that Secondary Vendor may require any such independent inspector hired by GMCR to execute a commercially reasonable confidentiality agreement prior to conducting any inspection in order to protect Secondary Vendor’s trade secrets and confidential and proprietary information. If any prospective

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Secondary Vendor refuses to give GMCR such inspection rights, GMCR may either deny or revoke their status as a Secondary Vendor, as applicable. Prior to becoming a Secondary Vendor, a prospective Secondary Vendor must also agree to conduct regular quality control checks to ensure that quality standards are upheld and agree to provide commercially reasonable reports based on these checks to GMCR upon request, but, absent evidence of a default in meeting GMCR’s quality standards, not more often than twice each Contract Year. If any prospective Secondary Vendor refuses to provide such quality control checks or consistently fails to provide such commercially reasonable reports GMCR may either deny or revoke their status as a Secondary Vendor, as applicable.

XI. TERMINATION

(a) Either party may terminate this Agreement upon written notice to the other party in the event of any breach by the other party of a material obligation under this Agreement, which the receiving party fails to cure within thirty (30) days after receiving such notice, or in the event the other party (i) discontinues its business operations; (ii) makes an assignment for the benefit of its creditors or an admission of its inability to pay its obligations as they become due; or (iii) files or has filed against it, a petition in bankruptcy or any similar proceeding or files any pleading seeking any reorganization, liquidation, or dissolution under any law, or admits or fails to contest the material allegations of any such pleading filed against it, or is adjudicated as bankrupt or insolvent, or a receiver is appointed for a substantial part of such party’s assets, or the claims of creditors of such party are abated or subject to a moratorium under any law.

(b) Upon termination of this Agreement for any reason set forth in subsection (a) above, all rights granted by Tully’s to its sublicensees under this Agreement shall also immediately terminate, and such sublicensees shall have no right of recourse against GMCR in any respect with regard to the Licensed Marks or this Agreement.

(c) Upon any termination of this Agreement, Tully’s shall immediately (i) cease the sale any Licensed Products licensed under this Agreement, other than in the ordinary course of business during a period not to exceed sixty (60) days from the date of termination; and (ii) cease use of the Promotional and Advertising Materials (excluding, for a period not to exceed sixty (60) days from the date of termination, labels, containers and packaging), which are in Tully’s possession or reasonable control. Upon expiration of the sixtieth (60th) day following termination of this Agreement, Tully’s shall no longer operate any Licensed Retail Stores under this Agreement.

(d) The provisions of Sections XIII, XVI, XVII of the Agreement shall survive termination.

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XII. AUTHORIZATION

Each party represents and warrants to the other party that the execution and delivery of this Agreement and the performance by the party of obligations hereunder have been duly authorized by all requisite corporate action and shall not violate any provision of law, any order of any court or other agency of government, the certificate of incorporation or bylaws of such party, or any provision of any indenture, agreement or other instrument to which such party or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of GMCR. This Agreement has been duly executed and delivered by each party and constitutes the legal, valid and binding obligation of such party, enforceable in accordance with its terms, subject, as to the enforcement of remedies, to the discretion of the courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally.

XIII. PROTECTION OF RIGHTS

(a) Tully’s agrees to cooperate fully and in good faith with GMCR, at GMCR’s sole cost and expense, for the purpose of securing and preserving GMCR’s rights in and to the Licensed Marks, including, but not limited to, executing any documents and taking any actions at GMCR’s reasonable request to confirm GMCR’s legal title in and to the Licensed Marks in any jurisdiction. Tully’s will cooperate with GMCR and will, at GMCR’s reasonable request, take any actions requested by such GMCR, at GMCR’s sole cost and expense, in connection with the filing and prosecution by GMCR of such documents in GMCR’s name to register the Licensed Marks in any jurisdiction and in connection with the maintenance and renewal of such registrations as may issue.

(b) Each party shall promptly notify the other party of any conflicting use or any act of infringement, passing-off or unfair competition involving any of the Licensed Marks. GMCR shall have primary responsibility for and bear the costs of bringing claims, actions or proceedings (collectively, “Infringement Actions”) against third parties for infringement of any Licensed Mark. As reasonably requested by GMCR, Tully’s shall cooperate with GMCR and shall supply such information and perform such other acts as are reasonably requested by GMCR or desirable in relation to any such Infringement Actions, provided that GMCR shall reimburse Tully’s for all out-of-pocket expenses thus incurred. GMCR shall retain all awards, recoveries and damages arising out of its defense of the Licensed Marks. Notwithstanding any provision of this Agreement to the contrary, GMCR may determine, in its sole discretion, which Infringement Actions to initiate and shall have no obligation to pursue any Infringement Action against any third party pursuant to this Section XIII.

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(c) If GMCR (a) determines, in its sole discretion, not to bring any Infringement Action as provided in Section XIII, or (b) fails to bring an Infringement Action within thirty (30) days following notice from Tully’s of a potential infringement of a Licensed Mark, Tully’s may provide notice to GMCR of its interest in bringing such an Infringement Action. GMCR shall have thirty (30) days from the date of delivery of such notice to provide notice to Tully’s that GMCR shall promptly bring an Infringement Action. If GMCR fails to provide such notice or indicates that it does not intend to bring or pursue an Infringement Action, Tully’s, at its sole expense, shall be permitted to bring any such Infringement Action. In such event (i) Tully’s shall keep GMCR advised of the progress and disposition of such Infringement Action, (ii) GMCR may, at any time and at its expense, retain separate counsel and appear separately in the proceedings of such Infringement Action to protect its interest in the Trademarks, (iii) GMCR shall agree to be a named party in such Infringement Action to the extent reasonably necessary to establish or maintain jurisdiction and/or standing in connection with such Infringement Action, and (iv) Tully’s shall not enter into any settlement that materially impacts any right that GMCR retains under the Licensed Marks. If Tully’s brings any Infringement Action pursuant to this Section XIII, it shall retain all awards, recoveries and damages arising out of such claim or proceeding.

(d) Tully’s shall not during the Term, or thereafter, challenge or attack the ownership, validity, enforceability or any other rights of GMCR in and to the Licensed Marks or challenge or attack the validity or enforceability of this Agreement, and shall not directly or indirectly assist any third party to do the same.

XIV. MAINTENANCE OF LICENSED MARKS

(a) Except where, in GMCR’s reasonable good faith judgment, the expiration, abandonment or invalidation of the Licensed Mark would not materially adversely affect the rights granted under this Agreement, GMCR shall at its own expense (i) maintain its rights in and to the material Licensed Marks, including all applicable registrations and applications, in all material respects; and (iii) not do any act, or omit to do any act, whereby any material Licensed Marks may expire prematurely or become abandoned or invalid.

(b) In the event that GMCR decides not to so maintain or renew such registrations and, as a result, such registrations would expire or be abandoned, GMCR shall provide advance notice of no less than thirty (30) days to Tully’s such that Tully’s shall be permitted at its own expense to acquire and maintain such Licensed Marks in its own name and for its own account, and GMCR shall waive any objections to any such registration. GMCR agrees to timely execute and return any assignment or other document requested by Tully’s to effect, record, secure or otherwise implement such a transfer.

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XV. UPDATING THE LICENSED MARKS

(a) GMCR may develop derivatives or new variations of the Licensed Marks, or combine the Licensed Marks with other marks, designs, names, styles words or branding (“New Marks”). All New Marks shall be and are owned exclusively and entirely by GMCR (including all goodwill associated therewith), and shall be deemed Licensed Marks governed by the terms of this Agreement.

(b) GMCR shall, in its sole discretion, determine the branding strategy of the Licensed Retail Stores, including without limitation changing or updating the styles of the Licensed Marks, or deciding which Licensed Marks should be used predominately at the Licensed Retail Stores. To maintain the consistency of the brand, Tully’s shall comply with GMCR’s branding strategy; provided, however, Tully’s shall have sixty (60) days to sell off any items that no longer comport with GMCR’s branding strategy. Tully’s shall not be required to replace permanent signage or fixtures during their useful life unless GMCR pays for such modifications.

XVI. INDEMNIFICATION

(a) Subject to the terms and conditions of this Agreement, each party shall indemnify, defend, and hold harmless the other party, and each of its subsidiaries, officers, directors, employees, agents and representatives from and against any liability, losses, damages, claims, costs and expenses (including reasonable fees of attorneys and other professionals and court costs) (collectively, the “Liabilities”) arising out of or connected with any third party claim: (i) resulting from any breach of any warranty, representation, covenant or other obligation under the Agreement by the indemnifying party, and (ii) the negligence or willful misconduct by the indemnifying party, or its subsidiaries, officers, directors, employees, agents or representatives.

(b) Tully’s shall further indemnify, defend and hold harmless GMCR, and each of its subsidiaries, officers, directors, employees, agents and representatives from and against any Liability as a result of any third party claims arising from (i) Tully’s operation of Licensed Retail Stores and wholesale operations pursuant to this Agreement, including any third party claims for product liability (except for such claims GMCR will indemnify Tully’s pursuant to the Supply Agreement); and (ii) Tully’s use of the Licensed Marks; including without limitations (A) the sale of any items bearing one or more of the Licensed Marks and (B) Tully’s use or distribution, by it or any of its agents, of Promotional and Advertising Material prepared by, for or on behalf of Tully’s, and bearing one or more of the Licensed Marks; except, however, claims to the extent arising in connection with any material breach of the representations or warranties made by GMCR hereunder or in connection with a material breach of GMCR’s obligations hereunder.

(c) As a condition to a party’s obligation to indemnify, defend and hold harmless hereunder against a claim arising out of a third party claim, the other party shall (i) provide

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prompt written notice of any claim giving rise to any Liability; (ii) tender control of the defense and settlement of any such claim to the indemnifying party (such other party being able to participate in the defense of any such claim at such other party’s own expense), but provided that the indemnifying party may not agree to a settlement of a claim without the prior consent of the indemnified party, which shall not be unreasonably or untimely withheld; and (iii) provide such reasonable cooperation as the indemnifying party requests.

XVII. CONFIDENTIALITY

(a) The parties acknowledge that each may provide to the other, or that in the course of its dealings with the other, may learn of or discover certain confidential proprietary and/or trade secret information and material, or other information which is deemed by the other to be confidential, including, without limitation, the price for the Licensed Products and other confidential financial information, confidential market research, confidential plans for future products, confidential information regarding the sourcing of coffee and supply chain management, proprietary packaging design or know how, product recipes and formulations and other confidential information or materials (collectively the “Confidential Information”). For clarity, the parties agree that all Confidential Information pertaining to Licensed Products, including, without limitation, supply chain information and recipes, formulas, and production know-how pertaining to Licensed Products, acquired or to be acquired by GMCR in connection with the transactions contemplated under the Transaction Agreement or otherwise in the possession, custody or control of GMCR is and shall be Confidential Information owned by GMCR subject to the terms of this Agreement. With regard to Confidential Information, the parties acknowledge and agree that unauthorized disclosure or use, whether intentional or unintentional, of any of the Confidential Information may be detrimental to the other. Accordingly, the parties agree as follows, subject to the limitations and exceptions set forth below:

(i) Not to use any of the Confidential Information of the other party for any purpose other than in connection with this Agreement without the other party’s prior written consent.

(ii) To maintain all of the Confidential Information of the other party in confidence and not to disclose any portion of such Confidential Information to any person or entity other than its representatives (which term shall include its’ directors, officers, employees, attorneys, agents and advisors) who are authorized to use the information for permitted purposes and who are bound to maintain the confidentiality of such Confidential Information consistent with this Agreement, without the other party’s prior written consent. The disclosing party shall remain responsible for the actions and disclosures of its representatives.

(b) The obligations pursuant to this Section shall not apply to:

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(i) Confidential Information already known to the other party or to others not bound by a duty of confidentiality or such Confidential Information is or becomes publicly available, in each case, through no fault of the other party from a person who is not otherwise bound by an obligation of confidentiality with respect to such Confidential Information; or

(ii) Confidential Information that the party is required by law or regulatory authority to produce or to disclose, provided that the party provides notice to the other party before making such disclosure and, at the other party’s request and expense, cooperates in any effort by the other party to obtain a secrecy agreement or protective relating to such disclosure.

XVIII. [***]

XIX. MISCELLANEOUS

(a) This Agreement is personal to Tully’s, and Tully’s shall not assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of GMCR, which consent may be withheld for any reason. Without the consent of Tully’s, GMCR may freely assign its rights under this Agreement and delegate its obligations under this Agreement, in whole or in part, to any Affiliate if such Affiliate shall assume GMCR’s obligations under this Agreement in writing. Each party hereto may assign this Agreement to any purchaser or other successor in title upon a Change of Control in or to all or substantially all of it business or of any discretely operated subsidiary or line of business, provided that such right to assign shall be conditioned on the third party acquiring control pursuant to such transaction providing commercially reasonable written assurances to the other party acknowledging that it is bound by and obligated to fulfill the obligations of the assigning party hereunder as though such third party were an original party hereto. Any attempt to assign or transfer this Agreement or any portion thereof in violation of this section shall be void, and shall give rise to an immediate right of termination to the other party.

(b) All notices and other communications shall be in writing and shall be deemed duly given (i) the date of delivery to the address for notice by a widely recognized express delivery service with established tracking capability (such as DHL, UPS, or FedEx); or (ii) the date of transmission by telecopy, email or other electronic transmission service to the address for notice, provided that confirmation of delivery is received by the sender and a copy is also sent the same business day by postage paid, first-class mail. The address for notice for each party is set forth below: Either party may change its address for service of notices hereunder by written notice to the other party in accordance with this Section.

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Notices to “GMCR”:

Green Mountain Coffee Roasters, Inc.

33 Coffee Lane

Waterbury, Vermont 05676

Attention: Fran Rathke

Telephone: 802-244-5621 x1300

Facsimile: 802-244-6566

Notices to “Tully’s”

TC Global, Inc.

3100 Airport Way South

Seattle, WA 98134

Attention: Andy Wynne

Telephone: 206-292-5059

Facsimile: 206-233-2077

(c) GMCR is an independent contractor engaged by Tully’s to grant certain licenses under this Agreement. Nothing in this Agreement shall make either party the legal representative, agent, employee, owner or partner of the other nor shall either party have the right or authority to assume, create or incur any liability or obligation of any kind, express or implied, against, in the name of or on behalf of, the other party.

(d) This Agreement, the Transaction Agreement and the Supply Agreement constitute the entire agreement and understanding between the parties regarding the subject matter hereof, and supersedes and merges all prior discussions and agreements between them relating thereto. No waiver, modification or amendment to this Agreement shall be valid unless in writing, signed by the parties hereto.

(e) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible, or, in the event a party seeks to enforce this Agreement in the absence of such a negotiated modification, the court shall construe and enforce this Agreement as though the illegal or

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unenforceable provision were excluded from the contract, and interpreting the remaining and enforceable provisions in such manner as to give effect to the original intentions of the parties consistent with requirements of law.

(f) This Agreement may be executed by facsimile and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

(g) The parties agree that there are no third party beneficiaries to this Agreement or any part or specific provision of this Agreement unless specifically stated herein. This Agreement is solely for the benefit of GMCR and Tully’s and is not intended to confer any rights or benefits to any third party.

(h) The parties agree that the provisions of this agreement, with the exception of Section XVII hereof, which shall only be effective and binding upon execution, are expressly conditional upon the successful closing and completion of the transactions contemplated by the Transaction Agreement and the failure of such transactions to be successfully completed and closed pursuant to the terms of the Transaction Agreement shall rescind this Agreement in all respects and render this Agreement and its terms null and void.

(i) This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware, of the United States of America without regard to any applicable conflict of law or choice of law rules. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to apply to a court of competent jurisdiction for an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any New York court in the event any dispute arises out of this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement in any court other than any New York court and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement. The prevailing party in any such action, and in any appeal thereof, shall be entitled to recover its reasonable attorney’s fees and costs incurred in such proceeding.

(j) With the exception of those representations and warranties expressly made herein, the parties make no, and hereby disclaim all, representations or warranties, express or implied including without limitation to any warranty of title, non-infringement, merchantability, fitness for a particular purpose or arising by custom or trade usage.

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(k) UNDER NO CIRCUMSTANCES SHALL ANY PARTY BE LIABLE TO ANY OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES (INCLUDING LOST OR ANTICIPATED INCOME, LOST REVENUES OR LOST PROFITS), ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT, WHETHER SUCH CLAIM IS BASED ON WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR OTHERWISE, EVEN IF AN AUTHORIZED REPRESENTATIVE OF THE PARTY IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH INJURY, DAMAGE OR EVENT.

[Remainder of page intentionally left blank. Signature page follows.]

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date hereinabove written.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By:
Name:
Title:

TC GLOBAL, INC. F/K/A TULLY’S COFFEE CORPORATION

By:
Name:
Title:

[Signature Page to License Agreement]

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Schedule A

Business Names

TULLY’S

TULLY’S ROASTER OF FINE COFFEE

BELLACCINO

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Schedule B

Trademarks

See Attached.

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Schedule C

Domains

For six months from the Effective Date only: (i) MYTULLYSCARD.COM (ii) TELLTULLYS.COM and (iii) TULLYS.COM/CARD. Tully’s right to use the Licensed Marks, subject to the terms and conditions of this Agreement, in connection with the operation of (i) MYTULLYSCARD.COM (ii) TELLTULLYS.COM and (iii) TULLYS.COM/CARD shall immediately terminate six (6) months from the Effective Date of this Agreement.

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